As filed with the Securities and Exchange Commission on June     , 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0006224 (I.R.S. Employer Identification No.)

55 Water Street New York, New York (Address of Principal Executive Offices)	10041 (Zip Code)

GFI Group Inc. 2008 Equity Incentive Plan

(Full title of the plan)

Scott Pintoff, Esq.
General Counsel and Corporate Secretary

GFI Group Inc.

55 Water Street
New York, New York 10041

Telephone:  (212) 968-4100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Poss, Esq.

Michael A. Katz, Esq.

Willkie Farr and Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone:  (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	8,500,000	$4.47	$37,995,000	$4,411.22

(1)

Represents additional shares of GFI Group Inc. (the “Registrant”) common stock (the “Common Stock”) which may be issued under the GFI Group Inc. 2008 Equity Incentive Plan, as amended (the “2008 Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold under the 2008 Plan as a result of certain future corporate transactions or events, including stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 15, 2011.

EXPLANATORY NOTE

On June 9, 2011, at the 2011 annual meeting of the Registrant, the Registrant’s stockholders approved an amendment to the 2008 Plan to increase the maximum number of shares of Common Stock available for the grant of awards under the 2008 Plan by 8,500,000 shares, which the Registrant’s Board of Directors had previously approved, subject to such stockholder approval.  The Registrant is filing this Registration Statement to register the additional 8,500,000 shares of Common Stock available for grant under the 2008 Plan.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-152027, 333-160344 and 333-167678) filed by the Registrant on June 30, 2008, June 30, 2009, and June 22, 2010, respectively (the “Prior Registration Statements”), the Registrant has previously registered an aggregate of 25,938,338 shares of Common Stock (as adjusted to reflect all stock splits and stock dividends to date).  The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares of Common Stock available for issuance under the 2008 Plan from 25,938,338 to 34,438,338.  The contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof:

•                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 16, 2011 (the “Annual Report”);

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 10, 2011;

•                  The Registrant’s Current Reports on Form 8-K, filed on April 28, 2011 and June 10, 2011;

•                  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

•                  The description of the Common Stock included under the caption “Description of Capital Stock” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 originally filed with the Commission on June 16, 2004, as subsequently amended.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2011.

GFI GROUP INC.

By:	/s/ Scott Pintoff
Name: Scott Pintoff
Title: General Counsel and Corporate Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint each and any of Michael Gooch and Scott Pintoff, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf, in any and all capacities, and to execute any and all instruments for us in our names, in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of June, 2011.

Signature	Title

/s/ Michael Gooch
Michael Gooch	Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ Colin Heffron
Colin Heffron	President and Director

/s/ James A. Peers
James A. Peers	Chief Financial Officer (principal financial and accounting officer)

/s/ Richard Magee
Richard Magee	Director

/s/ Frank Fanzilli
Frank Fanzilli	Director

/s/ John Ward
John W. Ward	Director

/s/ Marisa Cassoni
Marisa Cassoni	Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Willkie Farr and Gallagher LLP.

15.1	Letter from Deloitte and Touche LLP Regarding Unaudited Interim Financial Information.

23.1	Consent of Deloitte and Touche LLP.

23.2	Consent of Willkie Farr and Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	GFI Group Inc. 2008 Equity Incentive Plan (Filed as Exhibit 10.22 to the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2008 and incorporated herein by reference).

99.2

First Amendment to the GFI Group Inc. 2008 Equity Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2009 and incorporated herein by reference).

99.3

Second Amendment to the GFI Group Inc. 2008 Equity Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2010 and incorporated herein by reference).

99.4

Third Amendment to the GFI Group Inc. 2008 Equity Incentive Plan (included as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 21, 2011 and incorporated herein by reference).